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                                                                      EXHIBIT 10

                           FORM OF ADVISORY AGREEMENT

         This Advisory Agreement is made by and between Alanar Real Estate Investment Trust Series 1 Corporation, an Indiana corporation (the "Company"), and Alanar Incorporated, a Georgia corporation (the "Advisor").

                                     PREFACE

     A. The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-11 (File No. 333-xxxxx) for the sale of 1 million to 2.5 million shares to be offered to the public;

     B. The Company may subsequently issue securities other than such shares or otherwise raise additional capital;

     C.   The Company intends to qualify as a REIT;

     D. The Company desires to avail itself of the experience, sources of information, advice and assistance of, and certain facilities available to, the Advisor and to have the Advisor undertake the duties and responsibilities set out in this Advisory Agreement, on behalf of, and subject to the supervision of the Board of Directors of the Company; and

     E. The Advisor is willing to render such services, subject to the supervision of the Board of Directors of the Company, on the terms and conditions set out in this Advisory Agreement;

     THEREFORE, the Company and the Advisor agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.01. Definitions. As used in this Advisory Agreement, the terms set out in this Section 1.01 are defined as follows:

     (a) "Acquisition Expenses" means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

     (b) "Acquisition Fee" means the total of all fees and commissions paid by the Company to any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by the Company. Included in


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     the computation of such fees or commissions shall be any real estate commission, selection fee, Development Fee, Construction Fee, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated. Excluded shall be Development Fees and Construction Fees paid to persons not affiliated with the Advisor in connection with the actual development and construction of a project.

     (c)  "Advisor" means Alanar Incorporated, a Georgia corporation.

     (d)  "Advisory Agreement" means this advisory agreement.

     (e) "Advisory Fee" means the fee paid by the Company to the Advisor in consideration of management of the assets of the Company.

     (f) "Affiliate" means, with regard to another person, any of the following:

          (i) Any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person;

          (ii) Any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person;

          (iii) Any person directly or indirectly controlling, controlled by, or under common control with such other person;

          (iv) Any executive officer, director, trustee or general partner of such other person; or

          (v) Any legal entity for which such person acts as an executive officer, director, trustee or general partner.

     (g) "Appraised Value" means value according to an appraisal made by an Independent Appraiser.

     (h) "Articles of Incorporation" means the articles of incorporation of the Company filed with the Secretary of State of Indiana pursuant to the Indiana Business Corporation Law, as amended from time to time.

     (i) "Average Invested Assets" means the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in securities, Properties and in Loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

     (j) "Board," "Board of Directors" and "Directors" means the board of directors


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of the Company.

     (k)  "Bylaws" means the bylaws of the Company.

     (l)  "Code" means the Internal Revenue Code of 1986, as amended.

     (m) "Company" Alanar Real Estate Investment Trust Series 1 Corporation, an Indiana corporation.

     (n) "Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on a Property.

     (o) "Contract Price for the Property" means the amount actually paid for or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

     (p) "Development Fee" means a fee for the packaging of a Property including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific Property, either initially or at a later date.

     (q)  "Dividends" means dividends declared by the Board.

     (r)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (s)  "Good Reason" means with respect to the termination of this Advisory
     Agreement:

          (i) Any failure to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under this Advisory Agreement; or

          (ii) Any material breach of this Advisory Agreement of any nature whatsoever by the Company.

     (t) "Gross Offering Proceeds" means the aggregate purchase price of shares sold pursuant to the initial public offering of the Company.

     (u) "Incentive Fee" means an in interest in the gain from the sale of assets of the Company.

     (v) "Independent Director" means a director of the Company who is not associated and has not been associated within the last two years, directly or indirectly, with the Advisor.


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          (i)  A Director shall be deemed to be associated with the Advisor if he or she:

               (A)  Owns an interest in the Advisor or any of its Affiliates;

               (B)  Is employed by the Advisor or any of its affiliates;

               (C) Is an officer or director of the Advisor or any of its Affiliates;

               (D)  Performs services, other than as Director, for the Company;

               (E) Is a Director for more than three REITs organized by the Advisor; or

               (F) Has any material business or professional relationship with the Advisor or any of its Affiliates.

          (ii) For purposes of determining whether or not the business or personal relationship is material, the gross revenue derived by the prospective Independent Director from the Advisor and Affiliates shall be deemed material per se if it exceeds 5% of the prospective Independent Directors:

               (A) Annual gross revenue, derived from all sources, during either of the last two years; or

               (B)  Net worth, on a fair market value basis.

          (iii) An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers-or fathers-in law, sons-or daughters-in law, or brothers-or sisters-in-law.

     (w) "Independent Expert" means a person with no material current or prior business or personal business relationship with the Advisor or Directors who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

     (x) "Individual" means any natural person and those organizations treated as natural persons in Section 542(a) of the Code.

     (y) "Loans" means the notes and other evidences of indebtedness or obligations acquired or entered into by the Company as lender which are secured or collateralized by personal property, or fee or leasehold interests in real estate or other assets, including but not limited to first or subordinate mortgage loans, construction loans, development loans, loans secured by capital stock or any other assets or form of equity interest and any other type of loan or financial arrangement, such as providing or arranging for letters of credit, providing guarantees of obligations to third parties, or providing commitments for loans, but not including leases which are



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     not recognized as leases for Federal income tax reporting purposes.

     (z) "NASAA Guidelines Total Operating Expenses Limitation" means the requirement that the Total Operating Expenses of the Company not exceed in any fiscal year the greater of 2% of its Average Net Assets or 25% of its Net Income for such year.

     (aa) "NASDAQ" means the national automated quotation system operated by the National Association of Securities Dealers, Inc.

     (bb) "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating allowable Total Operating Expenses shall exclude the gain from the sale of the Company's assets.

     (cc) "Offering" means the offering of the shares pursuant to the Prospectus.

     (dd) "Organization and Offering Expenses" means those expenses payable by the Company in connection with the formation, qualification and registration of the Company and in marketing and distributing shares, including, but not limited to:

          (i) The preparation, printing, filing and delivery of the Registration Statement and the Prospectus (including any amendments thereof or supplements);

          (ii) The preparing and printing of the Articles of Incorporation and Bylaws, solicitation material and related documents and the filing and/or recording of such documents necessary to comply with the laws of the State of Indiana for the formation of a corporation and thereafter for the continued good standing of a corporation;

          (iii) The qualification or registration of the shares under state securities laws;

          (iv) Any escrow arrangements, including any compensation to an escrow agent;

          (v) The filing fees payable to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.;

          (vi) The fees of the Company's counsel;

          (vii) All advertising expenses incurred in connection with the Offering, including the cost of all sales literature and the costs related to investor and broker-dealer sales and information meetings and marketing incentive



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          programs; and

          (viii) Selling commissions, certain annual monitoring fees paid to the Sales Agent with respect to Shares sold to clients of the Sales Agent or Selected Dealers, marketing fees, incentive fees, due diligence fees and wholesaling fees and expenses incurred in connection with the sale of the Shares.

     (ee) "Property" or "Properties" means the Company's partial or entire interest in real property (including leasehold interests) and personal or mixed property connected with such real property.

     (ff) "Prospectus" means the final prospectus of the Company filed as part of the Registration Statement as the same may at any time and from time to time be amended or supplemented after the effective date of the Registration Statement.

     (gg) "Registration Statement" means the Registration Statement on Form S-11 (File No. 333-xxxxx) filed by the Company, and any subsequent registration statement relating thereto filed under Rule 462(b) of the Securities Act of 1933, as amended).

     (hh) "REIT" means an entity that qualifies as a real estate investment trust under the Code.

     (ii) "Shareholders" means those persons who at any particular time are shown as holders of record of shares on the books and records of the Company.

     (jj) "Termination Date" means the effective date of any termination of this Advisory Agreement.

     (kk) "Total Operating Expenses" means aggregate expenses of every character paid or incurred by the Company as determined under generally accepted accounting principles, including the Advisory Fee, but excluding:

          (i) The expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer and registration of the shares;

          (ii)  Interest payments;

          (iii) Taxes;

          (iv) Non-cash expenditures such as depreciation, amortization and bad debt reserves;

          (v) Incentive Fees paid in compliance with Section 9.02 of this Advisory



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          Agreement; and

          (vi) Acquisition Fees, Acquisition Expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

     (ll) "Total Property Cost" means, with regard to any Property, an amount equal to the sum of the Contract Purchase Price of such Property plus the Acquisition Fees paid in connection with such Property.

     (mm) "Valuation" means an estimate of value of the assets of the Company as determined by a person approved by the Independent Directors, which person shall be independent of the Company and the Advisor.

                                    ARTICLE 2
                                   APPOINTMENT

     2.01. Appointment. The Company appoints the Advisor to serve as its investment advisor on the terms and conditions set out in this Advisory Agreement, and the Advisor accepts such appointment.

                                    ARTICLE 3
                              DUTIES OF THE ADVISOR

     3.01. Duties of the Advisor. The Advisor undertakes to use its best efforts to present to the Company potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Directors. In performance of this undertaking, subject to the supervision of the Directors and consistent with the provisions of the Registration Statement, Articles of Incorporation and Bylaws of the Company, as each may at any time and from time to time be amended, the Advisor shall, either directly or by engaging an Affiliate:

     (a) Serve as the Company's investment and financial advisor and provide research and economic and statistical data in connection with the Company's assets and investment policies;

     (b) Provide the daily management of the Company and perform and supervise the various administrative functions reasonably necessary for the management of the Company;

     (c) Investigate, select, and, on behalf of the Company, engage and conduct business with such persons as the Advisor deems necessary to the proper performance of its obligations pursuant to this Advisory Agreement, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance


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     agents, banks, builders, developers, property owners, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of such services, including but not limited to entering into contracts in the name of the Company with any of the such persons;

     (d) Consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company's financial policies, and, as necessary, furnish the Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;

     (e) Locate, analyze and select potential investments in securities, Property and Loans;

     (f) Structure and negotiate the terms and conditions of transactions pursuant to which investments in securities, Properties and Loans will be made, purchased or acquired by the Company;

     (g) Make investments in securities, Property and Loans on behalf of the Company in compliance with the investment objectives and policies of the Company;

     (h) Arrange for financing, and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of or otherwise deal with the investments in securities, Property and Loans;

     (i) Provide the Directors with periodic reports regarding prospective investments in securities, Properties and Loans;

     (j) Obtain the prior approval of the Directors (including a majority of the Independent Directors) for any and all investments in Property which do not meet all of the requirements set out in Section 4(b) of this Advisory Agreement;

     (k) Negotiate on behalf of the Company with banks or lenders for loans to be made to the Company, and negotiate on behalf of the Company with investment banking firms and broker-dealers or negotiate private sales of shares and securities or obtain loans for the Company, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

     (l) Obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company in Property and/or Loans;

     (m) Obtain for, or provide to, the Company such services as may be required in acquiring, managing and disposing of Company Property and/or Loans, including, but not



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     limited to:

          (i)   The negotiation, making and servicing of Loans;

          (ii)  The disbursement and collection of Company monies;

          (iii) The payment of debts of and fulfillment of the obligations of the Company; and

          (iv) The handling, prosecuting and settling of any claims of or against the Company, including, but not limited to, foreclosing and otherwise enforcing mortgages and other liens securing the Loans.

     (n) From time to time, or at any time reasonably requested by the Directors, make reports to the Directors of its performance of services to the Company under this Agreement;

     (o) Communicate on behalf of the Company with Shareholders as required to satisfy the reporting and other requirements of any governmental bodies or agencies to Shareholders and third parties and otherwise as requested by the Company;

     (p) Provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company's business and operations;

     (q) Provide the Company with such accounting data and any other information so requested concerning the investment activities of the Company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements;

     (r)  Maintain the books and records of the Company;

     (s) Supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the Properties and Loans;

     (t)  Provide the Company with all necessary cash management services;

     (u) Do all things necessary to assure its ability to render the services described in this Advisory Agreement;

     (v) Perform such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Advisor shall deem advisable under the particular circumstances;

     (w) Deliver to or maintain on behalf of the Company copies of all appraisals obtained in


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     connection with investments in securities, Properties and Loans; and

                                    ARTICLE 4
                            AUTHORITY OF THE ADVISOR

     4.01. Authority of the Advisor. The authority of the Advisor shall be as follows:

     (a)  The Directors delegate to the Advisor the authority to:

          (i)   Locate, analyze and select investment opportunities;

          (ii) Structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Company;

          (iii) Invest in Loans, Properties and securities in compliance with the investment objectives and policies of the Company;

          (iv) Arrange for financing or refinancing, or make changes in the asset or capital structure of, and dispose of or otherwise deal with, Loans, Properties and securities;

          (v) Advise the Company regarding leases and service contracts for Properties;

          (vi) Oversee non-affiliated property managers and other non-affiliated Persons who perform services for the Company; and

          (vii) Undertake accounting and other record-keeping functions at the Property level.

     (b) Notwithstanding Section 4.01(a) of this Advisory Agreement, any investment in Property, including any acquisition of any Property by the Company (as well as any financing acquired by the Company in connection with such acquisition), will require the prior approval of the Directors unless, prior to completion of any such transaction, the Advisor provides the Company with:

          (i) An appraisal for the Property indicating that the Total Property Cost of the Property does not exceed the Appraised Value of the Property; and

          (ii) A representation from the Advisor that the Property, in conjunction with the Company's other investments and proposed investments, at the time the Company is committed to purchase the Property, is reasonably expected to fulfill the Company's investment objectives and policies as established by the Directors and then in effect.

     (c) If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents required by them to properly evaluate the proposed investment in such Property or such Loan.


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     4.02. Notwithstanding the other provisions of this Advisory Agreement, the prior approval of the Directors, including a majority of the Independent Directors, will be required for transactions involving:

     (a) Investments in Properties made through joint venture arrangements with Affiliates of the Advisor;

     (b) Investments in Properties which are not contemplated by the terms of the Prospectus;

     (c) Transactions that present issues which involve conflicts of interest for the Advisor (other than conflicts involving the payment of fees or the reimbursement of expenses); and

     (d)  The lease of assets to any Director or the Advisor.

     4.03. Modification or Revocation. The Directors may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set out in this
Article 4. If and to the extent the Directors do so modify or revoke, the Advisor shall from that time forward submit to the Directors for prior approval such proposed transactions involving investments in Property as thereafter require prior approval, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.

                                    ARTICLE 5
                                  BANK ACCOUNTS

     5.01. Bank Accounts. The Advisor may establish and maintain such bank accounts as are necessary and appropriate to carry out the provisions of this Advisory Agreement.

                                    ARTICLE 6
                                 RECORDS; ACCESS

     6.01. Records; Access. The Advisor shall maintain appropriate records of all its activities undertaken pursuant to this Advisory Agreement and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company.

                                    ARTICLE 7
                            LIMITATIONS ON ACTIVITIES

     7.01. Limitations on Activities. Anything else in this Advisory Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would adversely affect the status of the Company as a REIT, subject the Company to regulation under the Investment Company Act of 1940, would violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its shares or other securities, or otherwise not be permitted by the Articles of Incorporation or Bylaws,



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except if such action shall be ordered by the Directors, in which case the
Advisor shall notify promptly the Directors of the Advisor's judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Directors so given. Notwithstanding the provisions of this Section 7.01, the Advisor, its partners and employees, and partners, stockholders, directors and officers of the Advisor's partners shall not be liable to the Company, or to the Directors or Shareholders for any act or omission by the Advisor, its partners or employees, or partners, stockholders, directors or officers of the Advisor's partners except as specifically provided otherwise in of this Advisory Agreement.

                                    ARTICLE 8
                           RELATIONSHIP WITH DIRECTORS

     8.01. Relationship with Directors. Partners and employees of the Advisor or partners in the Advisor or any corporate parents of a partner, or directors, officers or stockholders of any partner or corporate parent of a partner may serve as a Director and as officers of the Company, except that no partner in or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than for reasonable reimbursement for travel and related expenses incurred in attending meetings of the Directors.

                                    ARTICLE 9
                                      FEES

     9.01. Advisory Fee. The Advisory Fee shall be an amount equal to 1.75% per year of the Average Invested Assets of the Company. Such fee shall be calculated monthly, beginning with the month in which the Company first makes an investment in securities, Properties or Loans, on the basis of one-twelfth of 1.75% of the Average Invested Assets for the preceding month, computed as a daily average. Such fee shall be payable on the first business day of the month following the month for which it applies. If, at the end of any fiscal quarter, Total Operating Expenses exceed the NASAA Guidelines Total Operating Expenses Limitation over the immediately preceding 12 months, payment of such fee will be withheld to the extent necessary to cause the Company to satisfy the NASAA Guidelines Total Operating Expenses Limitation. Any portion of the Advisory Fee not paid due to the Company's failure to satisfy the NASAA Guidelines Total Operating Expenses Limitation shall be paid at the end of the next fiscal quarter to the extent such payment would not cause the Company to fail to satisfy the NASAA Guidelines Total Operating Expenses Limitation if such payment were to be included in Total Operating Expenses for the 12 months preceding such payment.

     9.02. Incentive Fee. At such time as the business and affairs of the Company are wound down, the Company shall pay the Advisor an Incentive Fee in the amount of 15% of the net proceeds from the sale of the assets of the Company remaining after payment to the Shareholders, in the aggregate, of an amount equal to 100% of the original issue price of the shares, plus an amount equal to 6% of the original issue price of the shares per year cumulative. For purposes of this Section 9.02, the original issue price of the shares shall be reduced by prior cash distributions to



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Shareholders of proceeds from the sale of Company assets.

                                   ARTICLE 10
                                    EXPENSES

     10.01. Expenses. In addition to the compensation paid to the Advisor pursuant to Section 9.01. of this Advisory Agreement, the Company shall pay directly or reimburse the Advisor for the following expenses:

     (a) The Company's Organizational and Offering Expenses, provided, however, that within 60 days after the end of the month in which the Offering terminates, the Advisor shall reimburse the Company for any Organizational and Offering Expense reimbursements received by the Advisor pursuant to this Section 10.01 to the extent that such reimbursements, when added to the balance of the Organizational and Offering Expenses (excluding selling commissions, and fees paid and expenses reimbursed to the Selected Dealers) paid directly by the Company, exceed fifteen percent of the Gross Offering Proceeds, provided, further, however, that the Advisor shall be responsible for the payment of all Organizational and Offering Expenses (excluding such commissions and such fees and expense reimbursements) in excess of fifteen percent of the Gross Offering Proceeds;

     (b) Acquisition Expenses incurred in connection with the initial investment of the funds of the Company;

     (c) Expenses other than Acquisition Expenses incurred in connection with the investment of the funds of the Company;

     (d) Interest and other costs for borrowed money, including discounts, points and other similar fees;

     (e) Taxes and assessments on income or Property and taxes as an expense of doing business;

     (f) Costs associated with insurance required in connection with the business of the Company or by the Directors;

     (g) Expenses of managing and operating Properties owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

     (h)  Fees and expenses of legal counsel for the Company;

     (i) Fees and expense of non-affiliated auditors and accountants for the Company;

     (j) All expenses in connection with payments to the Directors and meetings of the Directors and Shareholders;

     (k) Expenses associated with listing the shares and securities on a securities exchange or



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     NASDAQ if requested by the Directors or with the issuance and distribution of shares and securities, such as selling commissions and fees, taxes, legal and accounting fees, listing and registration fees, and other Organization and Offering Expenses;

     (l) Expenses connected with payments of Dividends in cash or otherwise made or caused to be made by the Directors to the Shareholders;

     (m) Expenses of organizing, revising, amending, converting, modifying, or terminating the Company or the Articles of Incorporation;

     (n) Expenses of maintaining communications with Shareholders, including the cost of preparation, printing and mailing annual reports and other Shareholder reports, proxy statements and other reports required by governmental entities;

     (o) Expenses related to the Company's investments in securities, Properties and Loans and other fees relating to making investments including personnel and other costs incurred in securities, Property or Loan transactions where a fee is not payable to the Advisor; and

     (p) All other expenses the Advisor incurs in connection with providing services to the Company including reimbursement to the Advisor or its Affiliates for the cost of rent, goods, materials and personnel incurred by them based upon the compensation of the persons involved and an appropriate share of overhead allocable to those persons. No reimbursement shall be made for the cost of personnel to the extent that such personnel are used in transactions for which the Advisor receives a separate fee. Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 10 shall be reimbursed quarterly to the Advisor within 60 days after the end of each quarter. The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.

                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

     11.01. Other Services. Should the Directors request that the Advisor or any partner or employee of the Advisor render services for the Company other than set forth in Article 3 of this Advisory Agreement, such services shall be separately compensated and shall not be deemed to be services pursuant to the terms of this Advisory Agreement.

     11.02. Refund by Advisor.

     (a) Within 60 days after the end of any fiscal quarter of the Company which begins following the date the Company first commences operations, if Total Operating Expenses of the Company during the fiscal year, ending at the end of such quarter exceed the NASAA Guidelines Total Operating Expenses Limitation during that fiscal year and a majority of the Independent Directors find this excess amount justified based on such unusual and non-recurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount of such excess expenses, or any portion of such expenses, but only to the extent such reimbursement would not cause the Company's Operating Expenses to exceed the NASAA Guidelines Total Operating Expenses Limitation in any such year. In no event shall the Operating Expenses paid by the Company in any twelve month period ending at the end of a fiscal quarter exceed the NASAA Guidelines Total Operating Expenses Limitation. All figures used in such computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis. If the Advisor receives an incentive fee for the sale of Property, Net Income, for purposes of calculating the Operating Expenses, shall exclude the gain from the sale of such Property.

     (b) To the extent Organizational and Offering Expenses payable by the Company exceeds 15% of the Gross Offering Proceeds, the excess will be paid by the Advisor.

     11.03. Other Activities of the Advisor. Other activities of the Advisor shall be governed as follows:

     (a) Nothing contained in this Advisory Agreement shall prevent the Advisor from engaging in other activities, including, but not necessarily limited to, the rendering of advice to other investors (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates, nor shall this Advisory Agreement limit or restrict the right of any director, officer, employee, partner or shareholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant in such investment. The Advisor shall report to the Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor's obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association. The Advisor or its Affiliates shall promptly disclose to the Directors knowledge of such condition or circumstance. If the Advisor, Director or Affiliates of such persons have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Directors (including the Independent Directors) to adopt the method set forth in the Registration Statement or another reasonable method by which properties are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Company.

     (b) The Advisor shall be required to use its best efforts to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of character which, if presented to the Company, could be taken by the Company.

     (c) In the event that the Advisor or its Affiliates is presented with a potential investment which might be made by the Company and by another investment entity which the Advisor or its Affiliates advises or manages, the Advisor shall consider the investment portfolio of each entity, cash flow of each entity, the effect of the acquisition on the diversification of each entity's portfolio, rental payments during any renewal period, the estimated income tax effects of the purchase on each entity, the policies of each entity relating to leverage, the funds of each entity available for investment, the amount of equity required to make the investment and the length of time such funds have been available for investment. To the extent that an investment might be suitable for the Company and for another investment entity which is advised or managed by the Advisor, the Advisor shall give priority to the investment entity, including the Company, which has uninvested funds for the longest period of time. The Advisor may consider such investment for other placement.

     11.04. Relationship of Advisor and Company. The Company and the Advisor agree that they have not created and do not intend to create by this Advisory Agreement a joint venture or partnership relationship between them and nothing in this Advisory Agreement shall be construed to make them partners or joint venturers or impose any liability as partners or joint venturers on either of them.

     11.05. Term; Termination of Agreement. This Advisory Agreement shall continue in force until December 31, 2004 and thereafter shall be automatically renewed from year to year, unless either party shall give notice in writing of non-renewal to the other party not less than 60 days before the end of any such year.

     11.06. Termination by Either Party. This Advisory Agreement may be terminated immediately without penalty by the Advisor by written notice of termination to the Company upon the occurrence of events which would constitute Good Reason or by the Company without cause or penalty by action of the Directors, the Independent Directors or by action of a majority of the Shareholders, in either case upon 60 days' written notice.

     11.07. Assignment Prohibition. This Advisory Agreement may not be assigned by the Advisor without the approval of a majority of the Directors (including a majority of the Independent Directors), provided, however, that such approval shall not be required in the case of an assignment to a corporation, partnership, association, trust or organization which may take over the assets and carry on the affairs of the Advisor, provided: (i) that at the time of such assignment, such successor organization shall be owned substantially by the then partners of the Advisor or their Affiliates and only if such entity has a net worth of at least $5,000,000, and (ii) that a general partner of the Advisor shall deliver to the Directors a statement in writing indicating the ownership structure and net worth of the successor organization and a certification from the new Advisor as to its net worth. Such an assignment shall bind the assignees hereunder in the same manner as the Advisor is bound by this Advisory Agreement. The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Directors. This Advisory Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Advisory Agreement.

     11.08. Payments to and Duties of Advisor Upon Termination.

     (a) After the Termination Date, the Advisor shall not be entitled to compensation for further services pursuant to this Advisory Agreement except it shall be entitled to receive from the Company within 30 days after the effective date of such termination the following:

          (i) All unpaid reimbursements of Organization and Offering Expenses and of Operating Expenses payable to the Advisor; and

          (ii) All earned but unpaid Advisory Fees payable to the Advisor prior to the termination of this Agreement.


     (b) Notwithstanding the provisions of Section 11.08(a) of this Advisory Agreement, in the event this Advisory Agreement is terminated by the Company for Cause or by the Advisor for other than Good Reason, the Advisor will not be entitled to receive the sums in subparagraphs 20(a)(i)-(vi), above. All amounts payable to the Advisor in the event of a termination shall be evidenced by a non-interest bearing promissory note (the "Note") having a principal amount of the unpaid amount payable to the Advisor.

     (c) If this Agreement is terminated by the Company for any reason other than Cause, by either party in connection with a Change of Control, or by the Advisor for Good Reason, the Advisor shall be entitled to payment of the Termination Fee.

     (d) The Termination Fee shall be paid in a manner determined by the Directors, but in no event shall any portion of the Termination Fee remain unpaid three years after the termination, non-renewal or substantial modification of this Agreement, nor shall the Termination Fee be paid in less than 12 equal quarterly installments, with interest, on the unpaid balance at the prime rate of interest then in effect as announced by The Bank of New York. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Termination Fee is incurred (i) shall be an amount which provides compensation to the Advisor only for that portion of the holding period for the respective Properties during which the Advisor provided services to the Company, (ii) shall not be due and payable until the Property to which such fees relate is sold or refinanced, and (iii) shall not bear interest until the Property to which such fees relate is sold or refinanced. A portion of the Termination Fee shall be paid as each Property owned by the Company on the Termination Date is sold. The portion of the Termination Fee payable upon each such sale shall be equal to (i) the Termination Fee multiplied by (ii) the percentage calculated by dividing the Appraised Value (at the Termination Date) of the Property sold by the Company divided by the total Appraised Value (at the Termination Date) of all Properties owned by the Company on the Termination Date.

     (e) The Note for amounts payable as described above shall mature upon the liquidation of the Company (or ten years from date of issuance whichever is earlier) and shall be payable at any time prior to maturity. The compensation payable under this Subsection shall be paid or delivered to the Advisor within 30 days after funds shall become available to the Company for the making of such payments.

     (f) Notwithstanding the foregoing, the Advisor shall not be entitled to payment of the Termination Fee in the event this Advisory Agreement is terminated because of failure of the Company and the Advisor to establish, pursuant to Section 9(j) of this Advisory Agreement, a fee structure appropriate for an entity with a perpetual life in the event the Shares are listed on a national securities exchange or are included for quotation on NASDAQ.

     (g)  The Advisor shall promptly upon termination:

          (i) Pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

          (ii) Deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Directors;

          (iii) Deliver to the Directors all assets, including Properties and Loans, and documents of the Company then in the custody of the Advisor; and

          (iv) Cooperate with the Company to provide an orderly management transition.

     11.09. Indemnification by the Company. The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties pursuant to this Advisory Agreement, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Indiana, the Articles of Incorporation or the Bylaws of the Company. Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 11.09 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 11.10 of this Advisory Agreement.

     11.10. Indemnification by Advisor. The Advisor shall indemnify and hold harmless the Company from liability, claims, damages, taxes or losses and related expenses including attorneys' fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor's bad faith, fraud, willful misfeasance, misconduct, negligence or reckless disregard of its duties.

     11.11. Notices. Any notice, report or other communication required or permitted to be given pursuant to this Advisory Agreement shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the following addresses:

     To the Directors             Alanar Real Estate Investment
     and to the Company:          Trust Series 1 Corporation
                                  101 S. Main St.
                                  Sullivan, IN  47882

     To the Advisor:              Alanar Inc.
                                  101 S. Main St.
                                  Sullivan, IN  47882

     Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 11.11.

     11.12. Modification. This Advisory Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both of its parties or their respective successors or assignees.

     11.13. Severability. The provisions of this Advisory Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     11.14. Construction. This Advisory Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Indiana.

     11.15. Entire Agreement. This Advisory Agreement contains the entire agreement and understanding among its parties with respect to its subject matter, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Advisory Agreement. The express terms of this Advisory Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms. This Advisory Agreement may not be modified or amended other than by an agreement in writing.

     11.16. Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Advisory Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     11.17. Gender. Words used in this Advisory Agreement regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     11.18. Titles Not to Affect Interpretation. The titles of sections and contained in this

Advisory Agreement are for convenience only, and they neither form a part of this Advisory Agreement nor are they to be used in the construction or interpretation of it.

     11.19. Execution in Counterparts. This Advisory Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears on such counterpart, and all of which shall together constitute one and the same instrument. This Advisory Agreement shall become binding when one or more counterparts on this Advisory Agreement, individually or taken together, shall bear the signatures of all of the parties reflected on it as the signatories.

     This Advisory Agreement is executed as set out below:


                                   ALANAR REAL ESTATE
                                   INVESTMENT TRUST SERIES 1
                                   CORPORATION

                                   By:
                                      --------------------------------------
                                   Name:  Vaughn A. Reeves, Jr.
                                        ------------------------------------
                                   Title: President
                                         -----------------------------------
                                   Date:
                                        ------------------------------------

                                   ALANAR INCORPORATED

                                   By:
                                      --------------------------------------
                                   Name:  Vaughn A. Reeves, Sr.
                                        ------------------------------------
                                   Title: Chief Executive Officer
                                          ----------------------------------
                                   Date:
                                        ------------------------------------